SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 29, 2004 (JUNE 25, 2004)

                         COMMISSION FILE NUMBER 0-25356

                             ----------------------

                                   P-COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

            DELAWARE                                   77-0289371
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                          3175 S. WINCHESTER BOULEVARD
                               CAMPBELL, CA 95008
                                 (408) 866-3666

       (Address, Including Zip Code, and Telephone Number, Including Area
               Code, of Registrant's Principal Executive Offices)


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Item 5.  Other Events and Regulation FD Disclosure.

On Monday, June 28, 2004, P-Com, Inc. (the "Company") issued a press release announcing the consummation of a special offer to holders of its existing Series A, B, C-1 and C-2 Warrants (the "Special Warrant Offer"), resulting in proceeds to the Company of approximately $2.3 million.

Under the terms of the Special Warrant Offer, for a period of 15 days ending June 25, 2004, the Company temporarily lowered the exercise price of its issued and outstanding Series A, B, and C-2 Warrants to $.05 per share. The exercise prices of the Series A, B and C-2 Warrants prior to the Special Warrant Offer, and following its conclusion, are $0.12, $0.20, and $0.18, respectively. In order to exercise the Series C-2 Warrants at the reduced exercise price of $0.05 per share, the holders of these warrants were required to exercise the same number of Series C-1 Warrants via a cashless exercise provision whereby the holder received one share of the Company's common stock for every two Series C-1 Warrants exercised. The participating holders of the Series A and B warrants were allowed to exercise up to one-half of their warrants at the reduced exercise price of $0.05 per share if they also exercised the remaining half of their warrants via a cashless exercise provision whereby the holder received one share of the Company's common stock for every two warrants exercised.

At the conclusion of the Special Warrant Offer, Series A Warrants to purchase approximately 3.7 million shares, Series B Warrants to purchase approximately
5.1 million shares, Series C-1 Warrants to purchase approximately 42.0 million shares and Series C-2 Warrants to purchase approximately 42.0 million shares remained outstanding. These remaining warrants are currently exercisable in accordance with their original terms and conditions.

Due to certain exercise limitations contained in the Series A, B, C-1 and C-2 Warrants, certain warrant holders were unable to participate in the Special Warrant Offer. These holders have accepted promissory notes issued by the Company that will be cancelled upon the receipt of stockholder approval to remove the warrant exercise limitations. Upon the receipt of stockholder approval, the warrant holders to whom the promissory notes were issued will fully exercise their warrants and pay the corresponding exercise price by canceling P-Com's obligations under the promissory notes. As a result, there will be no remaining Series A or Series B Warrants outstanding, and Series C-1 Warrants to purchase approximately 22.0 million shares and Series C-2 Warrants to purchase approximately 22.0 million shares will remain outstanding.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein in its entirety.

Item 7. Financial Statements and Exhibits.

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 99.1 News Release of P-Com, Inc., dated June 28, 2004, to report the completion of the special offer to existing warrant holders, thereby raising approximately $2.3 million in working capital, and reaffirming second quarter guidance.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     P-COM, INC.


                                     By: /s/ Sam Smookler
                                        ------------------------------------
                                         Sam Smookler
                                         President and Chief Executive Officer
Date: June 29, 2004


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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

99.1 News Release of P-Com, Inc., dated June 28, 2004, to report the completion of the special offer to existing warrant holders, thereby raising approximately $2.3 million in working capital, and reaffirming second quarter guidance.